Exhibit 99.1

Embarq Corporation
5454 West 110th Street
Overland Park, KS 66211
NEWS RELEASE	embarq.com

Media Contact:

Debra Peterson, 913-323-4881

debra.d.peterson@embarq.com

Investor Relations Contact:

Trevor Erxleben, 866-591-1964

investorrelations@embarq.com

EMBARQ Reports Fourth Quarter and Full-Year 2008 Results

Cash Flow Before Dividends Reaches Record Level in the Fourth Quarter, Nearly $1.1 Billion for Full-Year 2008

Overland Park, Kan. – Feb. 12, 2009 – EMBARQ (NYSE: EQ) today reported fourth quarter and full-year 2008 results, highlighted by record cash flow before dividends. Although the company reported lower revenue, the decline was more than offset by expense improvements and capital efficiency.

For the fourth quarter, the company reported total revenue of $1.48 billion, operating income of $418 million, diluted earnings per share of $1.34 and cash flow before dividends of $295 million. For the full-year, the company reported total revenue of $6.12 billion, operating income of $1.63 billion, diluted earnings per share of $5.22 and cash flow before dividends of nearly $1.1 billion.

“The strength of our cash flow results, particularly given the economic environment, illustrates the durability of our business model and the focus of the EMBARQ team,” said Tom Gerke, EMBARQ Chief Executive Officer. “Maintaining this focus will remain a high priority as we work toward our goal of closing our merger with CenturyTel in the second quarter.”

Highlights

•	Full-year 2008 cash flow before dividends of nearly $1.1 billion represented an increase of 19.1% over the prior year and exceeded the company’s outlook for the year.

•	Data revenue grew at a 4.7% year-over-year rate for both the fourth quarter and full year, exceeding $800 million for the full year.

•	High-speed Internet revenue increased 10.2% in the fourth quarter and 12.3% for the full year, totaling $549 million in 2008.

•	On Jan. 29, 2009, the company announced the sale of its distribution and supply chain subsidiary, Embarq Logistics, Inc., to KGP Telecommunications, Inc.

•

Following the successful launch of its RescueITSM computer support service for residential customers, the company recently announced the availability of RescueITSM for EMBARQ® Business High-Speed Internet subscribers.

Embarq Corporation (NYSE: EQ) Page 1 of 13

Financial Results

EMBARQ reported consolidated operating revenue of $1.48 billion for the fourth quarter, a 6.2% decrease from the prior-year period. For the full year, total revenue was $6.12 billion, a decline of 3.8% compared to the prior year period.

Revenue in the company’s Logistics segment declined 17.7% year-over-year to $93 million in the fourth quarter. For the year, Logistics segment revenue declined 6.7% to $435 million.

Fourth quarter Telecommunications segment revenue was $1.39 billion, a decline of 5.3% compared to the prior year period. For the year, Telecommunications revenue was $5.69 billion, a decrease of 3.6% compared to the prior year.

Consolidated operating income was $418 million in the quarter, an increase of 13.0% from the prior year period. Full-year 2008 operating income was $1.63 billion, an increase of 8.6% compared to 2007.

Operating income in the current and prior year periods included the following unusual or non-recurring items affecting comparability:

	2008		2007
Increase (Decrease)	4Q	Total	4Q	Total
(in millions)
Workforce reduction	$(5)	$(76)	$(31)	$(80)
Spin-off related expenses	$0	$0	$(5)	$(26)
Gain from sale of real estate	$0	$9	$0	$0

In addition, unusual or non-recurring items caused income tax expense to differ from what would be expected based on the company’s normal effective tax rate of approximately 37.5%:

	2008		2007
Increase (Decrease)	4Q	Total	4Q	Total
(in millions)
Income tax items	$(8)	$(1)	$23	$12

EMBARQ reported diluted earnings per share of $1.34 for the fourth quarter and $5.22 for the full year, which represented increases of 8.9% and 17.6%, respectively, relative to the prior year periods.

Capital Expenditures and Cash Flow

Net capital expenditures were $149 million in the quarter and $675 million for the year, compared to $260 million and $819 million in the respective year ago periods.

Cash flow before dividends totaled $295 million in the fourth quarter and nearly $1.1 billion for the full-year. This compares to $193 million in the year ago quarter and $921 million in the prior year.

During the fourth quarter, EMBARQ paid a dividend of $0.6875 per share.

The company reduced its net debt by $119 million during the quarter and $171 million for the year, ending the year with net debt of $5.64 billion.

Embarq Corporation (NYSE: EQ) Page 2 of 13

Subscriber Results

The company ended the year with 5.7 million access lines, 9.8% less than at the end of 2007. In the fourth quarter, absolute line losses totaled 157,000 compared to an absolute loss of 91,000 during the fourth quarter of 2007.

The company added 24,000 high-speed Internet subscribers during the quarter, bringing its subscriber base to 1.41 million at the end of the year, a 10.6% increase from year end 2007.

Video net additions were 13,000 during the quarter, and the company ended the period with 297,000 of its customers subscribing to video services. This is an increase of 48.5% from the prior year end.

Outlook

In light of its pending merger with CenturyTel, the company’s outlook for 2009 covers only the first half of the year:

•	Telecom segment revenue is expected to be between $2.68 and $2.72 billion.

•	Net capital expenditures are expected to be less than $300 million.

•	Cash flow before dividends is expected to be between $560 million and $580 million.

Conference Call

Today EMBARQ will hold a conference call beginning at 4:30 p.m. EST. Dial-in numbers for the conference call are (866) 245-2310 (U.S. and Canada) and (816) 650-2838 (International). The code required to access the call is 78310184. Please plan to dial-in at least five minutes before the scheduled start time. A simultaneous audio webcast of the call and a downloadable presentation will be available at www.embarq.com/investors.

Cautionary Statement

This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual outcomes and results to differ materially from those in any such forward-looking statements. These factors include, but are not limited to, the following: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals; failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. Embarq and CenturyTel undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Embarq’s and CenturyTel’s most recent Form 10-K, 10-Q and 8-K reports.

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Year

Logistics	4Q-08	4Q-07	Fav/(Unfav)
Net Operating Revenues	93	113	(20)	-17.7%

Operating Expenses
Cost of services & products	86	104	18	17.3%
Selling, general and administrative	13	9	(4)	-44.4%
Depreciation	0	1	1	100.0%

Total Operating Expenses	99	114	15	13.2%

Operating Income	$(6)	$(1)	$(5)	n/a

Telecom	4Q-08	4Q-07	Fav/(Unfav)
Net Operating Revenues
Voice	$937	$1,032	$(95)	-9.2%
Data	202	193	9	4.7%
High-speed Internet	141	128	13	10.2%
Wireless	12	16	(4)	-25.0%
Other services	60	59	1	1.7%

Service revenues	1,352	1,428	(76)	-5.3%
Product revenues	34	36	(2)	-5.6%

Total Net Operating Revenues	1,386	1,464	(78)	-5.3%

Operating Expenses
Cost of services	341	397	56	14.1%
Cost of products	27	39	12	30.8%
Selling, general and administrative	341	395	54	13.7%
Depreciation	253	262	9	3.4%

Total Operating Expenses	962	1,093	131	12.0%

Operating Income	$424	$371	$53	14.3%

Consolidated	4Q-08	4Q-07	Fav/(Unfav)
Net Operating Revenues
Voice	$937	$1,032	$(95)	-9.2%
Data	202	193	9	4.7%
High-speed Internet	141	128	13	10.2%
Wireless	12	16	(4)	-25.0%
Other services	60	59	1	1.7%

Service revenues	1,352	1,428	(76)	-5.3%

EMBARQ Logistics	93	113	(20)	-17.7%
Other product	34	36	(2)	-5.6%

Product revenues	127	149	(22)	-14.8%

Total Net Operating Revenues	1,479	1,577	(98)	-6.2%

Operating Expenses
Cost of services	342	399	57	14.3%
Cost of products	112	141	29	20.6%
Selling, general and administrative	354	404	50	12.4%
Depreciation	253	263	10	3.8%

Total Operating Expenses	1,061	1,207	146	12.1%

Operating Income	$418	$370	$48	13.0%
Interest expense	100	104	4	3.8%
Other expense (income), net	(1)	(1)	0	n/a

Income Before Taxes	$319	$267	$52	19.5%
Income tax expense	128	77	(51)	-66.2%

Net Income	$191	$190	$1	0.5%

Diluted Earnings Per Share	$1.34	$1.23	$0.11	8.9%

Embarq Corporation (NYSE: EQ) Page 4 of 13

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Quarter

Logistics	4Q-08	3Q-08	Fav/(Unfav)
Net Operating Revenues	93	117	(24)	-20.5%

Operating Expenses
Cost of services & products	86	106	20	18.9%
Selling, general and administrative	13	12	(1)	-8.3%
Depreciation	0	1	1	100.0%

Total Operating Expenses	99	119	20	16.8%

Operating Income	$(6)	$(2)	$(4)	n/a

Telecom	4Q-08	3Q-08	Fav/(Unfav)
Net Operating Revenues
Voice	$937	$960	$(23)	-2.4%
Data	202	202	0	n/a
High-speed Internet	141	138	3	2.2%
Wireless	12	13	(1)	-7.7%
Other services	60	64	(4)	-6.3%

Service revenues	1,352	1,377	(25)	-1.8%
Product revenues	34	31	3	9.7%

Total Net Operating Revenues	1,386	1,408	(22)	-1.6%

Operating Expenses
Cost of services	341	422	81	19.2%
Cost of products	27	30	3	10.0%
Selling, general and administrative	341	350	9	2.6%
Depreciation	253	251	(2)	-0.8%

Total Operating Expenses	962	1,053	91	8.6%

Operating Income	$424	$355	$69	19.4%

Consolidated	4Q-08	3Q-08	Fav/(Unfav)
Net Operating Revenues
Voice	$937	$960	$(23)	-2.4%
Data	202	202	0	n/a
High-speed Internet	141	138	3	2.2%
Wireless	12	13	(1)	-7.7%
Other services	60	64	(4)	-6.3%

Service revenues	1,352	1,377	(25)	-1.8%

EMBARQ Logistics	93	117	(24)	-20.5%
Other product	34	31	3	9.7%

Product revenues	127	148	(21)	-14.2%

Total Net Operating Revenues	1,479	1,525	(46)	-3.0%

Operating Expenses
Cost of services	342	421	79	18.8%
Cost of products	112	137	25	18.2%
Selling, general and administrative	354	362	8	2.2%
Depreciation	253	252	(1)	-0.4%

Total Operating Expenses	1,061	1,172	111	9.5%

Operating Income	$418	$353	$65	18.4%
Interest expense	100	101	1	1.0%
Other expense (income), net	(1)	(1)	0	n/a

Income Before Taxes	$319	$253	$66	26.1%
Income tax expense	128	93	(35)	-37.6%

Net Income	$191	$160	$31	19.4%

Diluted Earnings Per Share	$1.34	$1.11	$0.23	20.7%

Embarq Corporation (NYSE: EQ) Page 5 of 13

Non-GAAP Definitions & Reconciliations

The following non-GAAP (generally accepted accounting principles) measures should be used in addition to, but not as a substitute for, the information provided in EMBARQ’s consolidated financial statements.

Net Debt

Net debt is consolidated debt, including current maturities, less cash and equivalents. EMBARQ believes that net debt provides useful information about its capital structure.

	4Q08	3Q08	4Q07
Reconciliation - Net Debt
Current maturities	$2	$2	$99
Long-term debt	5,743	5,838	5,779
Less: Cash and equivalents	(107)	(83)	(69)

Net Debt	$5,638	$5,757	$5,809

Net Capital Expenditures

Net capital expenditures are capital expenditures less proceeds from construction reimbursements. EMBARQ believes that net capital expenditures provides useful information about the capital requirements of its operations.

	4Q08	3Q08	4Q07
Reconciliation - Net Capital Expenditures
Capital expenditures	154	172	263
Less: Proceeds from construction reimbursements	(5)	(2)	(3)

Net Capital Expenditures	$149	$170	$260

	Year Ended December 31,
Reconciliation - Net Capital Expenditures	2008	2007
Capital expenditures	686	829
Less: Proceeds from construction reimbursements	(11)	(10)

Net Capital Expenditures	$675	$819

Embarq Corporation (NYSE: EQ) Page 6 of 13

Cash Flow Before Dividends

Cash flow before dividends is net cash provided by operating activities, excluding the effects of changes in assets and liabilities and other non-cash items, less net capital expenditures. EMBARQ believes that cash flow before dividends provides useful information about its capacity to return value to shareholders and reduce debt.

	4Q08	3Q08	4Q07
Reconciliation - Cash Flow before Dividends
Net cash provided by operating activities	$375	$530	$397
Add: Changes in assets and liabilities, net of other non-cash items	69	(118)	56

Net Income excluding depreciation	444	412	453
Less: Net Capital expenditures	(149)	(170)	(260)

Cash Flow before Dividends	$295	$242	$193

	Year Ended December 31,
Reconciliation - Cash Flow before Dividends	2008	2007
Net cash provided by operating activities	$1,748	$1,624
Add: Changes in assets and liabilities, net of other non-cash items	24	116

Net Income excluding depreciation	1,772	1,740
Less: Net Capital expenditures	(675)	(819)

Cash Flow before Dividends	$1,097	$921

Because Embarq cannot accurately predict the level of cash flow from operating activities and proceeds from construction reimbursements, Embarq does not provide reconciliations to GAAP of its forward looking measures of cash flow before dividends and net capital expenditures.

Embarq Corporation (NYSE: EQ) Page 7 of 13

Other Financial Measures

Average Revenue per Household is calculated by dividing consumer revenues by average primary consumer access lines. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes Average Revenue per Household provides useful information concerning the success of its bundling initiatives and performance in attracting and retaining high value customers.

HSI Average Revenue per Subscriber is calculated by dividing high-speed Internet revenues by average high-speed Internet subscribers. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes HSI Average Revenue per Subscriber provides useful information concerning the appeal of its high-speed Internet pricing plans and performance in attracting and retaining high value customers.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of communications services. EMBARQ has operations in 18 states and is in the Fortune 500® list of America’s largest corporations.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® — all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class High Speed Internet, wireless, satellite TV from DIRECTV®, enhanced data network services, voice and data communication equipment and managed network services.

For more information, visit embarq.com.

Embarq Corporation (NYSE: EQ) Page 8 of 13

Embarq Corporation

Consolidated Statements of Operations

($ in millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)
Net Operating Revenues
Service revenues	$1,352	$1,428	$5,569	$5,786
Product revenues	127	149	555	579

Total net operating revenue	1,479	1,577	6,124	6,365

Operating Expenses
Cost of services	342	399	1,534	1,637
Cost of products	112	141	519	559
Selling, general and administrative	354	404	1,435	1,608
Depreciation	253	263	1,003	1,057

Total Operating Expenses	1,061	1,207	4,491	4,861

Operating Income	418	370	1,633	1,504
Interest expense	100	104	405	432
Other (income) expense, net	(1)	(1)	(4)	(3)

Income Before Income Taxes	319	267	1,232	1,075
Income tax expense	128	77	463	392

Net Income	$191	$190	$769	$683

Basic Earnings Per Share	$1.34	$1.24	$5.27	$4.50

Basic weighted average shares	142.2	153.0	146.0	151.9

Diluted Earnings Per Share	$1.34	$1.23	$5.22	$4.44

Diluted weighted average shares	143.0	154.9	147.4	153.9

Embarq Corporation (NYSE: EQ) Page 9 of 13

Embarq Corporation

Condensed Consolidated Balance Sheets

($ in millions)

	December 31, 2008	December 31, 2007
	(unaudited)
Assets
Cash and equivalents	$107	$69
Accounts receivable, net	520	618
Inventories, net	93	138
Prepaid expenses and other current assets	170	161

Total current assets	890	986

Net property, plant and equipment	7,411	7,748
Prepaid pension asset	—	108
Other noncurrent assets	70	59

Total noncurrent assets	7,481	7,915

Total assets	$8,371	$8,901

Liabilities and stockholders’ equity
Current maturities of long-term debt	$2	$99
Accounts payable	308	388
Payroll and employee benefits	222	278
Accrued income taxes	—	27
Accrued operating taxes	78	97
Deferred revenue	184	202
Accrued interest	58	56
Other current liabilities	44	51

Total current liabilities	896	1,198

Long-term debt	5,743	5,779
Benefit plan obligations	1,341	320
Deferred income taxes	793	1,130
Other noncurrent liabilities	206	210

Total noncurrent liabilities	8,083	7,439

Stockholders’ equity
Common stock	2	2
Paid-in capital	(193)	(231)
Retained earnings	986	623
Accumulated other comprehensive income (loss)	(903)	(130)
Treasury stock, at cost	(500)	—

Total stockholders’ equity	(608)	264

Total liabilities and stockholders’ equity	$8,371	$8,901

Embarq Corporation (NYSE: EQ) Page 10 of 13

Embarq Corporation

Condensed Consolidated Statements of Cash Flows

($ in millions)

	Year Ended December 31,
	2008	2007
	(unaudited)
Operating Activities
Net income	$769	$683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,003	1,057
Deferred and noncurrent income taxes	98	(43)
Provision for losses on accounts receivable	103	94
Stock-based compensation expense	47	50
Net losses (gains) on sales of assets	(9)	(7)
Other, net	53	45
Changes in assets and liabilities:
Accounts receivable	(5)	(75)
Inventories and other current assets	1	(4)
Accounts payable and other current liabilities	(183)	(98)
Noncurrent assets and liabilities, net	(129)	(78)

Net cash provided by operating activities	1,748	1,624

Investing Activities
Net capital expenditures	(675)	(819)
Proceeds from sales of assets	11	25

Net cash used by investing activities	(664)	(794)

Financing Activities
Changes in debt, net	(134)	(577)
Dividends paid to stockholders	(404)	(367)
Repurchase of common stock	(500)	(2)
Proceeds from common stock issued	14	116
Other, net	(22)	16

Net cash used by financing activities	(1,046)	(814)

Change in Cash and Equivalents	38	16

Cash and Equivalents at Beginning of Period	69	53

Cash and Equivalents at End of Period	$107	$69

Embarq Corporation (NYSE: EQ) Page 11 of 13

Embarq Corporation

Operating Statistics

(Revenues in millions; lines and subscribers in thousands)

	2008 (1)	4Q-08 (1)	3Q-08 (1)	2Q-08 (1)	1Q-08 (1)	2007	4Q-07'(1)	3Q-07'(1)	2Q-07'(1)	1Q-07'(1)
Service and Product Revenues
Voice	$3,915	$937	$960	$994	$1,024	$4,238	$1,032	$1,051	$1,071	$1,084
Data	801	202	202	199	198	765	193	195	188	189
High-speed Internet	549	141	138	137	133	489	128	124	121	116
Wireless	58	12	13	17	16	51	16	15	11	9
Other	246	60	64	60	62	243	59	61	63	60

Service revenues	5,569	1,352	1,377	1,407	1,433	5,786	1,428	1,446	1,454	1,458

Logistics	435	93	117	110	115	466	113	121	123	109
Other	120	34	31	32	23	113	36	27	28	22

Product revenues	555	127	148	142	138	579	149	148	151	131

Net operating revenues	$6,124	$1,479	$1,525	$1,549	$1,571	$6,365	$1,577	$1,594	$1,605	$1,589

Operating Unit Revenues
Consumer	$2,518	$602	$619	$641	$656	$2,655	$652	$658	$669	$676
Business	1,530	381	382	386	381	1,544	389	388	384	383
Wholesale	1,641	403	407	412	419	1,700	423	427	429	421

Telecommunications segment	5,689	1,386	1,408	1,439	1,456	5,899	1,464	1,473	1,482	1,480
Logistics segment	435	93	117	110	115	466	113	121	123	109

Net operating revenues	$6,124	$1,479	$1,525	$1,549	$1,571	$6,365	$1,577	$1,594	$1,605	$1,589

Access Lines
Consumer		3,778	3,894	4,029	4,172		4,272	4,345	4,461	4,588
Business		1,779	1,815	1,841	1,861		1,876	1,887	1,896	1,909
Wholesale		139	144	152	159		164	171	176	184

Total		5,696	5,853	6,022	6,192		6,312	6,403	6,533	6,681

Average Revenue per Household (HH)
Consumer revenue		$602	$619	$641	$656		$652	$658	$669	$676
Average households		3,591	3,698	3,821	3,926		3,997	4,076	4,180	4,261

Monthly revenue per average HH		$55.88	$55.80	$55.92	$55.70		$54.37	$53.81	$53.35	$52.88

High-speed Internet Lines
Consumer		1,200	1,177	1,155	1,132		1,074	1,017	963	916
Business		172	172	170	167		164	160	154	149
Wholesale		40	39	39	41		39	39	39	39

Total		1,412	1,388	1,364	1,340		1,277	1,216	1,156	1,104

HSI Average Revenue per Subscriber
High-speed Internet revenue		$141	$138	$137	$133		$128	$124	$121	$116
Average HSI subscribers		1,400	1,376	1,352	1,309		1,247	1,186	1,130	1,061

Monthly revenue per average subscriber		$33.57	$33.43	$33.78	$33.87		$34.22	$34.85	$35.69	$36.44

Wireless Subscribers
Consumer		71	83	97	101		101	98	81	65
Business		7	9	10	11		11	10	8	6

Total		78	92	107	112		112	108	89	71

Entertainment Subscribers		297	284	239	217		200	190	178	170

(1)	unaudited

Embarq Corporation (NYSE: EQ) Page 12 of 13

Embarq Corporation

Supplemental Cash Flow Data

($ in millions)

(unaudited)

Quarter Ended December 31, 2008
Operating Activities
Net income	$191
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	253
Deferred and noncurrent income taxes	83
Provision for losses on accounts receivable	26
Stock-based compensation expense	12
Net losses (gains) on sales of assets	—
Other, net	13
Changes in assets and liabilities:
Accounts receivable	(2)
Inventories and other current assets	14
Accounts payable and other current liabilities	(165)
Noncurrent assets and liabilities, net	(50)

Net cash provided by operating activities	375

Investing Activities
Net capital expenditures	(149)
Proceeds from sales of assets	1

Net cash used by investing activities	(148)

Financing Activities
Changes in debt, net	(95)
Dividends paid to stockholders	(98)
Repurchase of common stock	—
Proceeds from common stock issued	1
Other, net	(11)

Net cash used by financing activities	(203)

Change in Cash and Equivalents	24

Cash and Equivalents at Beginning of Period	83

Cash and Equivalents at End of Period	$107

Embarq Corporation (NYSE: EQ) Page 13 of 13